Exhibit 4.79

OFFICER'S & SECRETARY'S CERTIFICATE
NGP BLUE MOUNTAIN HOLDCO LLC

     Reference is hereby made to that certain Development Loan Agreement, dated on or about November 1 ,2007 (the “Agreement”), between NGP Blue Mountain I LLC, a wholly-owned subsidiary of NGP Blue Mountain Holdco LLC, a Delaware limited liability company, (the “Company”), and Glitnir Banki hf, a company incorporated in Iceland. Capitalized terms not otherwise defined herein have the meanings given such terms in the Agreement.

     i, Andrew Studley, certify that I am the duly elected, qualified and acting Chief Financial Officer and Secretary of the Company, and further certify, as of the date hereof, pursuant to Sections 3.1(d) and 3.1(f) of the Agreement that:

     1. Attached hereto as Exhibit A is a true and correct copy of the resolutions of the Board of Directors of the Company (the “Board”), relating to the transactions contemplated by the Loan Documents, duly adopted on September 19, 2007 by unanimous written consent of the Board in accordance with applicable law and the Certificate of Formation and Limited Liability Company Operating Agreement of the Company. Such resolutions have not been amended, supplemented, rescinded or repealed and remain in full force and effect on the date hereof.

     2. Attached hereto as Exhibit B is a true, correct and complete copy of the Certificate of Formation of the Company (the “Certificate of Formation”), certified by the Secretary of State of Delaware as of the date specified thereon. No amendment to the Certificate of Formation of the Company has been authorized by the member of the Company or the Board that has not been filed with the Delaware Secretary of State, and since September 4, 2007, (a) no amendment to the Certificate of Formation of the Company has been filed with the Delaware Secretary of State, (b) no change has occurred in the good standing of the Company under Delaware law, and (c) no proceeding for the dissolution or liquidation of the Company has been commenced or threatened. Such Certificate of Formation is in full force and effect as of the date hereof.

     3. Attached hereto as Exhibit C is a true, correct and complete copy of the Limited Liability Company Operating Agreement of the Company, (the “Operating Agreement”) which has been duly adopted and is in full force and effect on the date hereof. There has been no amendment to the Operating Agreement and no action has been taken by the Board or the member of the Company for the purpose of effecting any amendment or modification thereof.

     4. Each of the Loan Documents referred to in the resolutions attached hereto as Exhibit A is in substantially the form authorized and approved by said resolutions, has been duly executed in the name and on behalf of the Company by a duly authorized officer of the Company pursuant to authority conferred on him by the Board.

     5. The persons whose names appear on Exhibit D hereto are duly elected, qualified and acting officers of the Company occupying the offices set forth opposite their respective names and the signatures set forth opposite their respective names are their true signatures.

     6. The representations and warranties made by the Company in the Loan Documents or which are contained in any certificate, document or other statement of the Company furnished at any time under or in connection therewith are correct on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct on and as of such earlier date.

     7. No Default or Event of Default has occurred and is continuing on the date hereof after giving effect to the Advance to be made on the date hereof or the application of the proceeds thereof

     8. The Company has limited liability company power and authority to execute, deliver and perform the Pledge Agreement, consummate the transactions contemplated thereby and become obligated thereunder.

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IN WITNESS WHEREOF, I have set my hand as of this 1st. day of November 2007.

/s/ Andrew Studley
Name: Andrew Studley
Title: Chief Financial Officer and
Secretary

     I, Brian D. Fairbank, President and Chief Executive Officer of NGP Blue Mountain Holdco LLC, a Delaware limited liability company, do hereby certify that Andrew Studley is the duly elected, qualified and acting Chief Financial Officer and Secretary of NGP Blue Mountain Holdco LLC, a Delaware limited liability company, and that the signature appearing above is his genuine signature.

     IN WITNESS WHEREOF, I have hereunto signed my name.

Dated: November , 2007
/s/ Brian D. Fairbank
Name: Brian D. Fairbank
Title: President and Chief
Executive Officer

EXHIBIT A

CONSENT OF THE BOARD OF DIRECTORS

UNANIMOUS WRITTEN CONSENT
OF
THE BOARD OF DIRECTORS
OF
NGP BLUE MOUNTAIN I LLC,
a Delaware limited liability company

     Pursuant to the authority set forth in Section 18-404(d) of the Delaware Limited Liability Company Act, the following actions are hereby taken by the unanimous written consent of the Board of Directors of NGP Blue Mountain I LLC, a Delaware limited liability company (the “Company”), without a meeting:

         WHEREAS, there has been presented to the Board of Directors of this Company:

     (i) a draft of that certain Development Loan Agreement (the “Loan Agreement”) by and between this Company and Glitner Banki hf, a company incorporated in Iceland (“Lender”);

     (ii) a draft of that certain Pledge and Security Agreement (the “Pledge Agreement”) by and between NGP Blue Mountain Holdco LLC and the Lender and acknowledged by this Company;

     (iii) a draft of that certain Promissory Note referred to in the Loan Agreement (the -Note” and, together with the Loan Agreement and the Pledge Agreement, the “Loan Documents”);

     (iv) a draft of the Contribution Agreement and Assignment and Assumption of Leases, each by and among this Company, NGP Blue Mountain Holdco LLC, Nevada Geothermal Power Company and Nevada Geothermal Power Inc. (the “Assignment Documents”);

     (v) a draft of those certain Assignments of Record Title Interest with respect to geothermal leases with the Bureau of Land Management for leases #N58196, #77668, #80086 and #80159 (collectively, the “Federal Lease Assignments”);

     (vi) a draft of the Standard Large Generator Interconnection Agreement (the “LGIA”) by and between this Company and Sierra Pacific Power Company; and

     (vii) a summary of an assignment of the power purchase agreement by and between this Company and Nevada Geothermal Power Company in respect of the power purchase agreement with Nevada Power Company (together with the Loan Documents, the Assignment Documents, the LGIA and the Federal Lease Assignments, the “Transaction Documents”); and

     WHEREAS, the Lender under the Loan Agreement will agree to, among other things, make loans to this Company, in an aggregate principal amount of $20,000,000.00, the proceeds of which will be used to fund this Company's costs and expenses incurred in the development of the Project and in accordance with the Development Loan Budget (each as defined in the Loan Agreement).

     NOW, THEREFORE, BE IT RESOLVED, that the form, terms and provisions of the Transaction Documents, the transactions contemplated thereby, the incurrence of indebtedness, the assumption of the rights and obligations and the granting of the liens thereunder be, and they hereby are, approved and adopted in all respects;

     RESOLVED FURTHER, that the officers of this Company be, and each hereby is, authorized, empowered and directed in the name and on behalf of the Company to execute and deliver the Transaction Documents for and on behalf of this Company and to perform the obligations thereunder, with such changes as the officers of this Company may, in the exercise of their sole discretion, approve, as evidenced by their execution thereof;

     RESOLVED FURTHER, that the officers of this Company be, and each hereby is, authorized, empowered and directed to take such further action, and to execute, make oath to, acknowledge and deliver, from time to time in the name and on behalf of this Company such other agreements, instruments, certificates or documents (including each of the Loan Documents referred to in the Loan Agreement and a certificated membership interest certificate in the form contemplated by the Company's limited liability company agreement as appropriate to perfect the Lender's security interest therein) and to do or to cause to be done any and all such other acts and things as such officers may, in their discretion, deem necessary, proper, appropriate or advisable to consummate the transactions contemplated by the Transaction Documents and to carry out the intent of the foregoing resolutions, the taking of such actions to be conclusive evidence that the same have been authorized and approved by the Board of Directors of this Company;

     RESOLVED FURTHER, that all acts and things previously done and performed (or caused to be done and performed) in the name and on behalf of this Company prior to the date of these resolutions in connection with the Transaction Documents and the transactions contemplated therein, and the same hereby are, ratified, confirmed and approved;

     RESOLVED FURTHER, that persons listed below be and hereby are appointed to the offices set forth opposite their respective names to have such powers as are outlined in the Limited Liability Company Agreement of this Company or as may be directed by the Board of Directors of this Company from time to time hereafter:

NAME	OFFICE
Brian Fairbank	President and Chief Executive Officer
Markus Christen	Vice President
Andrew Studley	Chief Financial Officer and Secretary

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6

     This Unanimous Written Consent of the Board of Directors of NGP Blue Mountain Holdco LLC, a Delaware limited liability company, may be executed in one or more counterparts, all of which taken together will constitute one and the same instrument, and shall be effective as of September 19 , 2007, and the undersigned hereby consent to such effective date.

Markus Christen

EXHIBIT B

CERTIFICATE OF FORMATION

  Delaware
(The First State

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “NGP BLUE MOUNTAIN I LL C” , FILED IN THIS OFFICE ON THE SECOND DAY OF AUGUST, A _ D 2007, AT 7:45 O'CLOCK P.M.

4417126 2100	SECRETARY’S OFFICE	/s/ Harriet Smith Windsor
	1793 DELAWARE 1855	Harriet Smith Windsor, Secretary of
070981784		State

AUTHENTICATION: 8972625

DATE: 09-04-07

            State of Delaware
            Secretary of State
       Division of Corporations
 Delivered 07:56 PM 08/02/2007
   FILED 07:45 PM 08/02/2007
SRV 070886521 - 4401436 PILE

STATE OF DELAWARE

CERTIFICATE OF FORMATION

OF

NGP Blue Mountain I LLC

     This certificate of formation of NGP Blue Mountain I LLC (the “Company”) is being executed by the undersigned, as an authorized person of the Company, for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act.

  1. The name of the Company is NGP Blue Mountain I LLC.

  2. The address of the registered office of the Company in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, DE 19808. The Company's registered agent for service of process at that address is Corporation Service Company.

  3. The Company will have a perpetual existence.

     IN WITNESS WHEREOF, the undersigned, as an authorized person of the Company, has caused this Certificate of Formation to be duly executed as of the 1st day of August, 2007.

/s/ Paulette Farquhar
Paulette Farquhar
Authorized Person

SECRETARY OF STATE

STATE OF NEVADA

CERTIFICATE OF REGISTRATION
OF
FOREIGN LIMITED LIABILITY COMPANY

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that I am the legal custodian of the records pertaining to Limited Liability Companies, and that I am the proper officer to execute this certificate.

I further certify upon said records that NGP BLUE MOUNTAIN I LLC, a Limited Liability Company organized under the laws of the State of Delaware did, on September 19, 2007 qualify pursuant to the provisions of the Nevada Revised Statutes, Chapter 86, and is currently registered to transact business in this State as a Limited Liability Company.

IN WITNESS WHEREOF, I have hereunto set my hand
and affixed the Great Seal of State, at my office on
September 19, 2007.

/s/ Ross Miller
ROSS MILLER
Secretary of State

BY /s/

Certification Clerk

EXHIBIT C

OPERATING AGREEMENT

LIMITED LIABILITY COMPANY OPERATING AGREEMENT

OF

NGP BLUE MOUNTAIN I LLC

     This Limited Liability Company Operating Agreement (the “Operating Agreement”), dated as of September 19, 2007 is entered into solely by NGP Blue Mountain Holdco LLC, a Delaware limited liability company (the “Member”). Except as otherwise indicated, capitalized terms used herein are defined in Article II hereof.

     WHEREAS, the Member desires to enter into this Operating Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants, promises and agreements contained herein, the Member hereby agrees as follows:

ARTICLE I

FORMATION OF THE COMPANY

     Section 1.1 Formation. The Member acknowledges that the Certificate of Formation of the Company has been filed, on its behalf, with the Office of the Secretary of State of Delaware on August 2, 2007. The Member agrees to be bound by and comply with the provisions thereof and hereof

     Section 1.2 Principal Place of Business. The location of the principal place of business of the Company shall be 1755 East Plumb Lane, Suite 220, Reno, Nevada 89502, or such other location as may be selected from time to time by the Board.

     Section 1.3 Registered Agent. The address of the registered office of the Limited Liability Company in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle. The name of the registered agent at that address is Corporation Service Company.

     Section 1.4 Purpose and Character of Business. The general purpose of the Company is to engage in any lawful act or activity for which limited liability companies may be formed under the Law. The Company shall have all of the powers of a limited liability company set forth in the Law.

     Section 1.5 Filings, Reports and Formalities. The Member shall cause the Company to make all filings and to submit all reports required to be filed or submitted under the Law with respect to the Company, and shall cause the Company to make such filings or take such other actions required under the laws of any jurisdiction where the Company conducts business. Throughout the term of the Company, the Member shall cause the Company to comply with all requirements necessary to maintain the limited liability of the Member under the laws of the State of Delaware and of each other jurisdiction in which the Company does business.

ARTICLE II

DEFINED TERMS

     The defined terms used in this Operating Agreement shall, unless the context otherwise requires, have the meanings specified in this Article II or elsewhere in this Operating Agreement. The singular shall include the plural and the masculine gender shall include the feminine and the neuter, and vice versa, as the context requires.

     “Affiliate” means, with respect to any Person, any other Person that controls, is controlled by or is under common control with such Person.

     “Certificate of Formation” means the Certificate of Formation of the Company as filed, pursuant to the Law, with the Secretary of State of the State of Delaware in accordance with Section 1.1.

     “Contributions” mean contributions made by the Member to the Company, in accordance with Section 3.1 hereof.

     “Interest” as defined under the Law, means the Member's aggregate rights in the Company, including, without limitation, the Member's right to a share of the profits and losses of the Company, the Member's right to receive distributions from the Company and the right to vote and participate in the management of the Company.

     “Law” means the Delaware Limited Liability Company Act, Del. Code, tit. 6, 18-101 et seq., as amended from time to time.

     “Person” as defined in the Law, means any association, corporation, joint stock company, estate, general partnership (including any registered limited liability partnership or foreign limited liability partnership), limited association, limited liability company (including a professional service limited liability company), foreign limited liability company (including a foreign professional service limited liability company), joint venture, limited partnership, natural person, real estate investment trust, business trust or other trust, custodian, nominee or any other individual or entity in its own or any representative capacity.

ARTICLE III

CAPITAL CONTRIBUTIONS

     Section 3.1 Contributions. Upon execution of this Operating Agreement, the Member will commit to make a Contribution of certain assets pursuant to the Contribution Agreement entered into by and among the Member and the Company and the other parties thereto, dated of even date herewith (the “Contribution Agreement”). In exchange for such commitment, the Member shall on the date hereof receive 100% of the Interest in the Company. Except as provided herein, the Member shall not be obligated to make any additional contribution of capital or assets to the Company.

     Section 3.2 Return of Contributions. No interest shall accrue on any contributions to the capital of the Company. The Member shall not have the right to withdraw or to be repaid any Contribution made by the Member except as otherwise provided herein or by the Law.

     Section 3.3 Member Has No Exclusive Duty to the Company. This Operating Agreement shall not prohibit the Member from having other business interests and engaging in other activities in addition to those relating to the Company. The Company shall not have any right, by virtue of this Operating Agreement, to share or participate in such other activities of the Member or to the income or proceeds derived there from. The Member shall not incur any liability to the Company as a result of engaging in any other business or venture.

     Section 3.4 Liability of Member. The Member shall not be personally liable for the debts, obligations or liabilities of the Company solely by reason of being the Member of the Company. Notwithstanding any provision herein to the contrary, in no event shall the liability of the Member for the debts, obligations or liabilities of the Company exceed the Member's Contribution.

     Section 3.5 Membership Interest; Ownership of Company Property. The Member's Interest in the Company shall be personal property for all purposes. All property owned by the Company shall be deemed to be owned by the Company as an entity and the Member shall not be deemed to own any such property or any portion thereof.

     Section 3.6 Article 8 Election. The Interest in the Company shall constitute a “security” within the meaning of, and shall be governed by:

     (a) Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15) and Section 8-103(c) thereof) as in effect from time to time in the State of Delaware; and

     (b) Article 8 of the Uniform Commercial Code of New York and any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995.

The Company shall be deemed to have “opted-in” to the foregoing provisions for the purpose of the Uniform Commercial Code. Notwithstanding any provision of this Operating Agreement to the contrary, to the extent that any provision of this Operating Agreement is inconsistent with any non-waivable provision of Article 8 of the Uniform Commercial Code, the provisions of Article 8 of the Uniform Commercial Code shall govern.

     Section 3.7 Certificated Interests. The Company shall maintain books for the purpose of registering transfers of any Interest. Each certificate evidencing an

Interest shall be substantially in the form reproduced in Exhibit A hereto, and shall bear the following legend.

“Each limited liability company interest in the Company shall constitute a “security” within the meaning of, and be governed by, Article 8 of the Uniform Commercial Code including Section 8-102(a)(15) and Section 8-103(c) thereof”

The Member and each Person hereafter acquiring an Interest acknowledges being notified that this Operating Agreement contains restrictions on the transfer of any Interest. In connection with registering any transfer of an Interest, the Company shall notify the transferee of the restrictions on the transfer of Interest contained in this Operating Agreement.

ARTICLE IV

MANAGEMENT OF THE COMPANY

     Section 4.1 Generally. The Company shall have a board of directors (the “Board”), comprised of one or more members (each, a “Director”), all of whom shall be appointed by the Member. The number of Directors comprising the Board shall initially be three (3), which Directors shall be Brian Fairbank, Andrew Studley and Markus Christen, and shall thereafter be set by the Member from time to time. The overall management of the Company shall be vested exclusively in the Board. Except as provided in Section 4.3 or as otherwise provided in this Operating Agreement, the Member hereby specifically delegates to the Board its rights and powers to manage and control the business and affairs of the Company in accordance with the provisions of Section 18-407 of the Law.

     Section 4.2 Composition of Board., Meetings and Approval Requirements.

     (a) Election and Removal of Directors. Upon election by the Member, each Director shall hold office until his or her death, disability, resignation or removal at any time at the pleasure of the Member. If a vacancy occurs on the Board, the Member shall, as soon as practicable after the occurrence of such vacancy, elect a successor so that the Board remains fully constituted at all times.

     (b) Meetings. Regular meetings of the Board shall be held as the Board, by majority vote, may determine and, if so determined, no notice thereof need be given. Special meetings of the Board shall be held at the written request of any Director. Any meeting of the Board may be held by conference telephone call or through similar communications equipment by means of which all Persons participating in the meeting are able to hear each other. Participation in a telephonic or videographic meeting held pursuant to this section shall constitute presence in person at such meeting.

     (c) Notices. Notices of regularly scheduled meetings of the Board shall not be required unless the time or place of a particular regular meeting is other than as set forth in the schedule of annual meetings previously approved by the Board. Notices of special meetings shall be required and shall state the place, date and hour of the meeting and the purpose or purposes for which the meeting is called. Special meetings shall be held at the address specified in the notice of such meeting or at such other place as shall be agreed by the Directors. Notice of a special meeting shall be given to each Director not less than two (2) nor more than fifteen (15) days before the date of the meeting. Directors may waive in writing the requirements for notice before, at or after the special meeting involved. The presence of a Director at a meeting shall constitute waiver of notice of such meeting unless said Director expressly states otherwise at the outset of such meeting.

     (d) Quorum. At each meeting of the Board, the presence in person or by electronic means, as the case may be, of two (2) of the Directors shall be necessary to constitute a quorum for the transaction of business by the Board.

     (e) Approval Requirements. The Board may act either through the presence of Directors voting at a meeting or by written consent without a meeting as described in clause (f) below. In the case of actions taken at a meeting, the affirmative vote of a majority of the Directors present in person or by electronic means, as the case may be, and voting at a duly held meeting of the Board where a quorum is present shall be necessary for any action of the Board.

     (f) Written Consents. Any action required or permitted to be taken at a meeting of the Board may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by all Directors. Such consents shall be filed with the minutes of the proceedings of the Board.

     Section 4.3 Matters Requiring Member Approval. In addition to any other approval required by applicable law, this Agreement, or any other written agreement of the Member, and notwithstanding the provisions of Section 3.1, the following matters shall require the approval of the Member:

(a)	the making of any capital contributions to the Company;

(b)	amendment of this Operating Agreement;

(c)	issuance of an Interest certificate to anyone other than Member; and

(d)	dissolution of the Company.

The Member may take such action without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by the Member.

     Section 4.4 Officers. The Board may appoint individuals as officers of the Company, which may include a Chairman, a Chief Executive Officer, a President, a Chief Financial Officer, a Secretary and such other officers (such as a Chief Operating Officer, a Treasurer or any number of Vice Presidents) as the Board may deem necessary or advisable to manage the day-to-day business affairs of the Company (the “Officers”). An individual may be appointed to more than one office. The Officers shall serve at the pleasure of the Board. To the extent delegated by the Board, the Officers shall have the authority to act on behalf of, bind and execute and deliver documents in the name and on behalf of the Company. Such Officers shall have such authority and responsibility as is generally attributable to the holders of such offices in corporations incorporated under the laws of Delaware.

ARTICLE V

SEPARATENESS

The Company shall undertake the following activities:

(a)  prepare and maintain its own separate, full and complete books,records and financial statements;

(b)  maintain all formalities regarding the separate existence of the Company and act only in its own name and through authorized agents pursuant to its organizational documents;

(c)  maintain separate bank accounts in its own name and all investments made by or on behalf of the Company shall be made solely in the Company's name;

(d)  refrain from guaranteeing any debts of any of its Affiliates, except for obligations of the Company to the Company's or its direct or indirect parent companies' consultants, attorneys, employees or other service providers providing services in connection with the activities of the Company;

(e)  refrain from acquiring obligations or debt securities of, or making loans or advances to, any of its Affiliates except as permitted under the Loan Documents defined below;

(f)  refrain from commingling any of its money or other assets with the money or assets of any of its Affiliates (it being understood that this clause (f) shall not limit the Company's ability to enter into joint ventures, partnerships and similar arrangements with its Affiliates);

(g)  ensure that all business transactions that are entered into by the Company with any of its Affiliates shall be on terms and conditions not more or less favorable to the Company than terms and conditions available at the time to the Company for comparable transactions with unaffiliated persons and shall have been approved in accordance with its organizational documents and shall otherwise comply with the provisions of the loan agreement and related loan documents (the -Loan Documents”) to be entered into by the Company for the development and construction of certain geothermal assets; provided that the Company may enter into joint ventures, partnerships, reimbursement arrangements and similar arrangements with its Affiliates on terms that would not be available in transactions with unaffiliated parties so long as such transactions are permitted under the Loan Documents;

(h) ensure that the capitalization of the Company shall be adequate in light of its contemplated business and obligations;

(i) manage directly its own liabilities, including paying its own operating expenses. In the event employees of the Company participate in or receive payroll, benefits or pension, insurance, other benefit plans of or from any of its Affiliates, the Company, on a current basis, shall reimburse such Affiliate for the Company's pro rata share of the costs thereof to the extent permitted under the Loan Documents;

(j) use separate stationery, invoices and checks; and

(k) hold itself out as a separate entity and shall correct any misunderstanding regarding its separate entity status of which the Company has actual knowledge.

ARTICLE VI

TAX TREATMENT

     The Member intends that, for tax purposes, the Company will be treated as a disregarded entity and not as an association taxable as a corporation.

ARTICLE VII

ALLOCATIONS AND DISTRIBUTIONS

     Section 7.1 Allocation of Profits and Losses. For each fiscal year (or portion thereof), all items of income, gain, loss and deduction of the Company shall be allocated to the Member.

     Section 7.2 Distributions of Cash Flow. Except as provided in Section 7.3 hereof, cash flow, the availability of which shall be determined by the Board, shall be distributed to the Member, at such times and in such amounts as the Board shall determine.

     Section 7.3 Net Proceeds Upon Liquidation. Upon the liquidation of the Company, after payment of, or adequate provision for, the debts and obligations of the Company, the remaining assets of the Company shall be distributed to the Member.

ARTICLE VIII

INSPECTION, RECORDS, CONFIDENTIALITY

     Section 8.1 Access to Properties. The Member, and each of its duly authorized employees and representatives, at the Member's own risk and expense, and subject to the provisions of any third party management agreement, shall at all reasonable times have access to all Company assets, activities, operations and records.

     Section 8.2 Books of Account. Books of account shall at all times be open to inspection, audit and copying by the Member or its duly authorized representative.

     Section 8.3 Confidentiality. All such records and accounts including reports shall be treated as confidential and the Member shall take or cause to be taken such reasonable precautions as may be necessary to prevent the disclosure thereof to any unauthorized Person.

ARTICLE IX

TRANSFER

     Section 9.1 Transfer. The Member may sell, transfer, pledge, make a gift of or otherwise dispose of or assign all of its Interest in the Company, and upon such sale, transfer, pledge, gift, disposal or assignment, the transferee thereof shall become a Member of the Company.

ARTICLE X

DISSOLUTION, LIQUIDATION AND TERMINATION

     Section 10.1 Events of Dissolution. The Company shall be dissolved, and its affairs shall be wound up, upon the first to occur of the following:

     (a) the date that the Member consents to its dissolution;

     (b) the sale, exchange, involuntary conversion, or other disposition or transfer of all or substantially all of the assets of the Company; or

    (c) the dissolution, bankruptcy or withdrawal of the Member.

     Section 10.2 Procedures Upon Dissolution. Upon dissolution of the Company, the Member shall wind up the affairs of the Company, sell its assets to the extent necessary to pay its liabilities, and after payment of all liabilities of the Company (including liabilities to the Member or Affiliate of the Member, if it is a creditor), shall distribute the remaining assets of the Company in accordance with Section 7.3 hereof. Any distribution made pursuant to this Section 10.2 shall be made within a reasonable time period.

     Section 10.3 Termination. Upon the dissolution and the completion of winding up of the Company, the Member shall file a Certificate of Dissolution with the Secretary of State of the State of Delaware in accordance with Section 18-203 of the Law to accomplish the cancellation of the Certificate of Formation.

ARTICLE XI

MISCELLANEOUS

     Section 11.1 Partial Invalidity. In case any one or more of the covenants, agreements, or provisions hereof shall be invalid, illegal, or unenforceable in any respect, the validity of the remaining covenants, agreements, or provisions hereof shall be in no way affected, prejudiced, or disturbed thereby.

     Section 11.2 Notices. All notices or other communications required or permitted to be given hereunder shall be in writing, shall be given by mail, return receipt requested, postage prepaid, prepaid telegram with confirmation of delivery obtained, nationally recognized overnight delivery service, telecopy with evidence of transmission, or personally delivered with confirmation of delivery obtained, to the address of such Person as set forth in the records of the Company.

     Section 11.3 Amendment. This Operating Agreement may be modified or amended at any time only upon the consent of the Member, which shall be evidenced by the Member executing a writing effecting such amendment.

     Section 11.4 No Waiver. The failure of the Member to insist upon strict performance of any provision hereof shall not constitute a waiver of, or estoppel against asserting, the right to require such performance in the future, nor shall a waiver or estoppel in any one instance constitute a waiver or estoppel with respect to a later breach of a similar nature or otherwise.

     Section 11.5 Binding Effect; Assignment. This Operating Agreement shall be binding upon and inure to the benefit of the Company and the Member and its successors and assigns.

     Section 11.6 Choice of Law. This Operating Agreement and all rights and remedies between the parties hereto shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflicts of law doctrine.

     Section 11.7 Entire Agreement. This Operating Agreement constitutes the entire agreement with respect to the subject matter contained herein and supersedes all other prior understandings or agreements, both written and oral, with respect to the matters contained herein.

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     IN WITNESS WHEREOF, the Member has executed this Operating Agreement with effect on the date set forth in the first paragraph hereof.

MEMBER:
NGP BLUE MOUNTAIN HOLDCO LLC, a Delaware
limited liability company

/s/ Andrew Studley
Name: Andrew Studley Title: Chief Financial
Officer & Secretary

EXHIBIT A

FORM OF CERTIFICATE

MEMBER INTEREST CERTIFICATE OF NGP BLUE MOUNTAIN I LLC

Each limited liability company interest in the Company (defined below) shall constitute a “security” within the meaning of, and be governed by, Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15) and Section 8-103(c) thereof).

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws, and may not be transferred or otherwise disposed of in the absence of an effective registration statement covering such securities under that Act and any applicable state securities laws, unless, in the opinion of counsel satisfactory to the Company, an exemption from registration thereunder is available.

Certificate Number	% of Interests

NGP BLUE MOUNTAIN I LLC, a Delaware limited liability company (the “Company”), hereby certifies that (the “Holder”) is the registered owner of _____ % of the limited liability company interests in the Company (the “Interests”). THE RIGHTS, POWERS, PREFERENCES, RESTRICTIONS (INCLUDING TRANSFER RESTRICTIONS) AND LIMITATIONS OF THE INTERESTS ARE SET FORTH IN AND THIS CERTIFICATE AND THE INTERESTS REPRESENTED HEREBY ARE ISSUED AND SHALL IN ALL RESPECTS BE SUBJECT TO THE TERMS AND PROVISIONS OF THE LIMITED LIABILITY COMPANY OPERATING AGREEMENT OF THE COMPANY, DATED SEPTEMBER 19, 2007 (as amended and modified from time to time, the “Agreement”). THE TRANSFER OF THIS CERTIFICATE AND THE INTERESTS REPRESENTED HEREBY IS RESTRICTED AS DESCRIBED IN THE AGREEMENT. By acceptance of this Certificate, and as a condition to being entitled to any rights and/or benefits with respect to the Interests evidenced hereby, the Holder is deemed to have agreed to comply with and be bound by all the terms and conditions of the Agreement. The Company will furnish a copy of the Agreement to the Holder without charge upon written request to the Company at its principal place of business. The Company maintains books for the purpose of registering the transfer of Interests.

This Certificate shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to principles of conflicts of laws.

IN WITNESS WHEREOF, the Company has caused this Certificate to be executed by its authorized officer as of the date set forth below.

Dated:
Name:
Title:

A-1

(REVERSE SIDE OF MEMBER INTEREST
CERTIFICATE OF NGP BLUE MOUNTAIN I LLC)

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _____________________________________________________ (print or typewrite name of Transferee),  ____________ (insert Social Security or other taxpayer identification number of Transferee), the following specified percentage of Interests: _________ (identify the percentage of Interests being transferred), and irrevocably constitutes and appoints  _______________________________________________________ , as attorney-in-fact, to transfer the same on the books and records of the Company, with full power of substitution in the premises.

Dated:	Signature:
(Transferor)
Address:

EXHIBIT D

INCUMBENCY CERTIFICATE

NAME	OFFICE	SIGNATURE

Brian D. Fairbank	President and
	Chief Executive Officer	/s/ Brian D. Fairbank
Markcus K. Christen	Vice President
/s/ Markus K. Christen
Andrew Studley	Chief Financial Officer
	And Secretary	/s/ Andrew Studley